As filed with the SEC on May 23, 2018

Registration No. 333

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

WPX Energy, Inc.

(Exact name of registrant as specified in its charter)

Delaware	45-1836028
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

One Williams Center
Tulsa, Oklahoma 74172

(Address, including zip code, of principal executive offices)

WPX Energy, Inc. 2013 Incentive Plan, as amended

(Full title of the plan)

Stephen E. Brilz, Esq.
WPX Energy, Inc.
One Williams Center
Tulsa, Oklahoma 74172
(855) 979-2012

(Name, address, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
(Check one):

Large accelerated filer	☒		Accelerated filer	☐

Non-accelerated filer	☐	(Do not check if a smaller reporting company)	Smaller reporting company	☐

			Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.

☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee

Common Stock, par value $0.01 per share	7,400,000	$18.46	$136,604,000	$17,007.20

(1)               Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement on Form S-8 also covers any additional shares of WPX Energy, Inc. Common Stock in respect of the securities identified in the above table as a result of any stock dividend, stock split, recapitalization or other similar transaction. The securities to be registered include options and rights to acquire Common Stock.

(2)               Estimated solely for the purpose of calculating the registration fee. This registration fee has been calculated pursuant to Rule 457(c) and 457(h)(1) of the Securities Act based upon the average of the high and low prices of WPX Energy, Inc. Common Stock on May 16, 2018, as reported by the New York Stock Exchange.

GENERAL INSTRUCTION E INFORMATION

This registration statement on Form S-8 is filed by WPX Energy, Inc., a Delaware corporation (the “Company”), to register an additional 7,400,000 shares of the Company’s common stock for issuance under the WPX Energy, Inc. 2013 Incentive Plan, as amended effective May 23, 2018 (the “Plan”). Accordingly, pursuant to General Instruction E to Form S-8, the Company incorporates by reference the contents of such registration statement on Form S-8 (Registration No. 333-188767), except as otherwise updated or modified by this registration statement.

PART II
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 3.                                                                                                                                                          Incorporation of Certain Documents by Reference.

The following documents, which have heretofore been filed by the Company with the Securities and Exchange Commission (“SEC”) pursuant to the Securities Act and pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated by reference herein and shall be deemed to be a part hereof:

(a)         The Company’s Annual Report on Form 10-K filed with the SEC on February 22, 2018;

(b)         All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Company’s Form 10-K referred to in (a) above; and

(c)          The description of capital stock provided under the heading “Description of Capital Stock” in the information statement attached as Exhibit 99.1 to the Company’s Registration Statement on Form 10-12B (Registration No. 001-35322) initially filed with the SEC on October 19, 2011, together with any amendment or report filed with the SEC for the purpose of updating such description.

In addition, all documents subsequently filed by the Company with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Notwithstanding the foregoing, unless specifically stated to the contrary, none of the information that the Company discloses under Items 2.02 or 7.01 of any Current Report on Form 8-K that it may from time to time furnish to the SEC will be incorporated by reference into, or otherwise included in, this Registration Statement.

Any statement, including financial statements, contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or therein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.                                                                                                                                                                                                                                                                                Exhibits.

Exhibit No.	Description

4.1

Amended and Restated Certificate of Incorporation of WPX Energy, Inc. (incorporated by reference to Exhibit 3.1 to WPX Energy, Inc.’s Current Report on Form 8-K (File No. 001-35322) filed with the SEC on January 6, 2012).

4.2	Amended and Restated Bylaws of WPX Energy, Inc. (incorporated by reference to Exhibit 3.1 to WPX Energy, Inc.’s Current Report on Form 8-K (File No. 001-35322) filed with the SEC on March 21, 2014).

4.3

Certificate of Amendment of Amended and Restated Certificate of Incorporation of WPX Energy, Inc. (incorporated by reference to Exhibit 3.1 to WPX Energy, Inc.’s Current Report on Form 8-K (File No. 001-35322) filed with the SEC on July 14, 2015).

4.4

WPX Energy, Inc. 2013 Incentive Plan, as amended effective May 21, 2015 and February 20, 2018 (incorporated by reference to Exhibit 10.1 to WPX Energy, Inc.’s Current Report on Form 8-K (File No. 001-35322) filed with the SEC on February 23, 2018).

4.5

Amendment No. 3 to the WPX Energy, Inc. 2013 Incentive Plan (incorporated by reference to Appendix A to WPX Energy, Inc.’s definitive proxy statement on Schedule 14A (File No. 001-35322) filed with the SEC on March 29, 2018).

4.6

Indenture, dated as of November 14, 2011, between WPX Energy, Inc. and The Bank of New York Mellon Trust Company, N.A., as trustee (incorporated herein by reference to Exhibit 4.1 to The Williams Companies, Inc.’s Current report on Form 8-K (File No. 001-04174) filed with the SEC on November 15, 2011).

Exhibit No.	Description

4.7

Indenture, dated as of September 8, 2014, between WPX Energy, Inc. and The Bank of New York Mellon Trust Company, N.A., as trustee (incorporated herein by reference to Exhibit 4.1 to WPX Energy, Inc.’s Current Report on Form 8-K filed with the SEC on September 8, 2014).

4.8

First Supplemental Indenture, dated as of September 8, 2014, between WPX Energy, Inc. and The Bank of New York Mellon Trust Company, N.A., as trustee (incorporated herein by reference to Exhibit 4.2 to WPX Energy, Inc.’s Current Report on Form 8-K filed with the SEC on September 8, 2014).

4.9

Certificate of Designations for 6.25% Series A Mandatory Convertible Preferred Stock (incorporated herein by reference to Exhibit 3.1 to WPX Energy, Inc.’s Current Report on Form 8-K filed with the SEC on July 22, 2015).

4.10

Second Supplemental Indenture, dated as of July 22, 2015, between WPX Energy, Inc. and The Bank of New York Mellon Trust Company, N.A., as trustee (incorporated herein by reference to Exhibit 4.1 to WPX Energy, Inc.’s Current Report on Form 8-K filed with the SEC on July 22, 2015).

4.11

Third Supplemental Indenture, dated as of May 23, 2018, between WPX Energy, Inc. and The Bank of New York Mellon Trust Company, N.A., as trustee (incorporated herein by reference to Exhibit 4.1 to WPX Energy, Inc.’s Current Report on Form 8-K filed with the SEC on May 23, 2018).

5.1	Opinion of Stephen E. Brilz, Esq., Vice President and Corporate Secretary of the Company.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Independent Petroleum Engineers and Geologists, Netherland, Sewell & Associates, Inc.

24.1	Powers of Attorney (included on signature page).

SIGNATURES

Pursuant to the requirements of the Securities Act, WPX Energy, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tulsa, State of Oklahoma, on May 23, 2018.

WPX ENERGY, INC.

By:	/s/ Richard E. Muncrief
Name:	Richard E. Muncrief
Title:	Chief Executive Officer

POWER OF ATTORNEY

We, the undersigned officers and directors of WPX Energy, Inc., do hereby constitute and appoint Dennis C. Cameron and Stephen E. Brilz, and each of them acting alone, our true and lawful attorneys and agents, to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents may deem necessary or advisable to enable said registrant to comply with the Securities Act of 1933 and any rules, regulations and requirements of the SEC, in connection with this registration statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) and supplements hereto and we do hereby ratify and confirm all that said attorneys and agents shall do or cause to be done or have done or caused to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/S/ RICHARD E. MUNCRIEF	Chief Executive Officer, and Director	May 23, 2018
Richard E. Muncrief	(Principal Executive Officer)

/S/ J. KEVIN VANN	Executive Vice President and Chief Financial Officer	May 23, 2018
J. Kevin Vann	(Principal Financial Officer)

/S/ STEPHEN L. FAULKNER	Controller	May 23, 2018
Stephen L. Faulkner	(Principal Accounting Officer)

/S/ JOHN A. CARRIG	Director	May 23, 2018
John A. Carrig

/S/ ROBERT K. HERDMAN	Director	May 23, 2018
Robert K. Herdman

/S/ KELT KINDICK	Director	May 23, 2018
Kelt Kindick

/S/ KARL F. KURZ	Director	May 23, 2018
Karl F. Kurz

/S/ HENRY E. LENTZ	Director	May 23, 2018
Henry E. Lentz

/S/ GEORGE A. LORCH	Director	May 23, 2018
George A. Lorch

/S/ WILLIAM G. LOWRIE	Director	May 23, 2018
William G. Lowrie

/S/ KIMBERLY S. LUBEL	Director	May 23, 2018
Kimberly S. Lubel

/S/ VALERIE M. WILLIAMS	Director	May 23, 2018
Valerie M. Williams

/S/ DAVID F. WORK	Director	May 23, 2018
David F. Work

EXHIBIT INDEX

Exhibit No.	Description

4.1

Amended and Restated Certificate of Incorporation of WPX Energy, Inc. (incorporated by reference to Exhibit 3.1 to WPX Energy, Inc.’s Current Report on Form 8-K (File No. 001-35322) filed with the SEC on January 6, 2012).

4.2	Amended and Restated Bylaws of WPX Energy, Inc. (incorporated by reference to Exhibit 3.1 to WPX Energy, Inc.’s Current Report on Form 8-K (File No. 001-35322) filed with the SEC on March 21, 2014).

4.3

Certificate of Amendment of Amended and Restated Certificate of Incorporation of WPX Energy, Inc. (incorporated by reference to Exhibit 3.1 to WPX Energy, Inc.’s Current Report on Form 8-K (File No. 001-35322) filed with the SEC on July 14, 2015).

4.4

WPX Energy, Inc. 2013 Incentive Plan, as amended effective May 21, 2015 and February 20, 2018 (incorporated by reference to Exhibit 10.1 to WPX Energy, Inc.’s Current Report on Form 8-K (File No. 001-35322) filed with the SEC on February 23, 2018).

4.5

Amendment No. 3 to the WPX Energy, Inc. 2013 Incentive Plan (incorporated by reference to Appendix A to WPX Energy, Inc.’s definitive proxy statement on Schedule 14A (File No. 001-35322) filed with the SEC on March 29, 2018).

4.6

Indenture, dated as of November 14, 2011, between WPX Energy, Inc. and The Bank of New York Mellon Trust Company, N.A., as trustee (incorporated herein by reference to Exhibit 4.1 to The Williams Companies, Inc.’s Current report on Form 8-K (File No. 001-04174) filed with the SEC on November 15, 2011).

4.7

Indenture, dated as of September 8, 2014, between WPX Energy, Inc. and The Bank of New York Mellon Trust Company, N.A., as trustee (incorporated herein by reference to Exhibit 4.1 to WPX Energy, Inc.’s Current Report on Form 8-K filed with the SEC on September 8, 2014).

4.8

First Supplemental Indenture, dated as of September 8, 2014, between WPX Energy, Inc. and The Bank of New York Mellon Trust Company, N.A., as trustee (incorporated herein by reference to Exhibit 4.2 to WPX Energy, Inc.’s Current Report on Form 8-K filed with the SEC on September 8, 2014).

4.9

Certificate of Designations for 6.25% Series A Mandatory Convertible Preferred Stock (incorporated herein by reference to Exhibit 3.1 to WPX Energy, Inc.’s Current Report on Form 8-K filed with the SEC on July 22, 2015).

4.10

Second Supplemental Indenture, dated as of July 22, 2015, between WPX Energy, Inc. and The Bank of New York Mellon Trust Company, N.A., as trustee (incorporated herein by reference to Exhibit 4.1 to WPX Energy, Inc.’s Current Report on Form 8-K filed with the SEC on July 22, 2015).

4.11

Third Supplemental Indenture, dated as of May 23, 2018, between WPX Energy, Inc. and The Bank of New York Mellon Trust Company, N.A., as trustee (incorporated herein by reference to Exhibit 4.1 to WPX Energy, Inc.’s Current Report on Form 8-K filed with the SEC on May 23, 2018).

5.1	Opinion of Stephen E. Brilz, Esq., Vice President and Corporate Secretary of the Company.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Independent Petroleum Engineers and Geologists, Netherland, Sewell & Associates, Inc.

24.1	Powers of Attorney (included on signature page).